BYLAWS

                                       OF

                            Internet Auditions, Inc.


                                    ARTICLE I

                                  SHAREHOLDERS

Section 1.1. Annual Meeting. Unless otherwise designated by the board of
-----------  --------------
directors, the annual meeting of the shareholders shall be held on the first day in December of each year at or before noon, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Colorado, the annual meeting shall be held on the next succeeding business day. If the election of directors is not be held on the day designated herein as the date for the annual meeting of the shareholders or at any adjournment thereof, the board of directors shall cause the election of directors to occur at a special meeting of the shareholders to be held as soon thereafter as is reasonable.

Section 1.2. Special Meetings. Unless otherwise prescribed by statute, special
-----------  ----------------
meetings of the shareholders may be called for any purpose or purposes by the president or by the board of directors, and shall be called by the secretary at the written request of any director or holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting demanded.

Section 1.3. Place of Meeting. The annual meeting or special meetings of the
-----------  ----------------
shareholders may be held at the principal office of the corporation or at such other place within or without the State of Colorado as the board of directors may from time to time designate. If no designation is made for any annual or special meeting of the shareholders, the place of meeting shall be the principal office of the corporation.

Section 1.4. Notice of Meetings. Written notice stating the date, time, and
-----------  ------------------
place of a meeting of shareholders and, in case of a special meeting of shareholders, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote at such meeting at least ten (10) days and not more than sixty (60) days before the meeting. Such notice shall be given in one of the following manners: personally, by mail, by telephone, by private carrier, by internet e-mail, by telephone, fax, or by such other manner as permitted by the Colorado Business Corporation Act. Such notice shall be given by the secretary or by the person or persons authorized to call


PAGE 1 - Bylaws of Internet Auditions, Inc.

shareholders' meetings. If such written notice is mailed, correctly addressed to the shareholder's address shown in the corporation's current record of shareholders, the notice shall be deemed to have been given to the shareholder at the time of mailing. If such written notice is sent by private carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the shareholder on the date shown on the return receipt. Otherwise notice is effective when received by the shareholder. Notice of any shareholders' meeting may be waived by any shareholder before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the shareholder, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

Section 1.5. Action by Shareholders Without a Meeting. Any action permitted to
-----------  ----------------------------------------
be taken at a shareholders' meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, are signed by all the shareholders entitled to vote on the action. A shareholder may withdraw such consent only by delivering a written notice to the corporation prior to the time when all consents have been delivered to the corporation. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

Section 1.6. Telephone Meetings. Shareholders may participate in a meeting of
-----------  ------------------
the shareholders by means of communication by which all persons participating in the meeting can hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

Section 1.7. Closing of Transfer Books or Fixing of Record Date. For the purpose
-----------  --------------------------------------------------
of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed a period of seventy (70) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring


PAGE 2 - Bylaws of Internet Auditions, Inc.

such determination of shareholders is to be taken. In the case of a shareholder action without a meeting, the record date shall be the date that the first shareholder signs such consent. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is sent or the date on which the resolution of the board of directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 1.8. Shareholders' List for Meeting. After fixing a record date for a
-----------  ------------------------------
meeting, the corporation shall prepare an alphabetical list of the names of all shareholders on the record date who are entitled to notice of the shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder.

The shareholders' list must be available for inspection by any shareholder, beginning five days prior to the meeting and continuing through the meeting, at the corporation's principal office or at the place identified in the meeting notice in the city where the meeting will be held. Subject to applicable law, a shareholder, the shareholder's agent, or the shareholder's attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 1.9. Quorum. A majority of the votes entitled to be cast on a matter by
-----------  ------
a voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment of the meeting, unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

Section 1.10. Proxies. Each shareholder may vote the shareholder's shares in
------------  -------
person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact or agent. The appointment of a proxy is effective


PAGE 3 - Bylaws of Internet Auditions, Inc.

when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment forms. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest. No proxy may be effectively revoked until notice in writing of such revocation has been given to the secretary or other officer or agent authorized to tabulate votes.

Section 1.11. Voting Entitlement of Shares. Except as otherwise required by law,
------------  ----------------------------
each outstanding share of common stock is entitled to one vote on each matter voted on at a shareholders' meeting.

Section 1.12. Voting of Shares by Certain Holders. Shares standing in the name
------------  -----------------------------------
of another corporation may be voted by that other corporation's president or by proxy appointed by that president, unless some other person, by resolution of its board of directors, shall be appointed to vote such shares. In such case, such other person is entitled to vote the shares upon production of a certified copy of such resolution.

Shares held by an administrator, executor, guardian, or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into the trustee's name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

Where shares are held jointly by three or more fiduciaries, the will of the majority of such fiduciaries shall control the manner of voting or giving of a proxy, unless the instrument or order appointing such fiduciaries otherwise directs.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of the corporation's own stock belonging to it shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time. This



PAGE 4 - Bylaws of Internet Auditions, Inc.

does not limit the power of the corporation to vote any of its own shares held by it in a fiduciary capacity.


                                   ARTICLE II

                               BOARD OF DIRECTORS

Section 2.1. General Powers. All corporate powers shall be exercised by or under
-----------  --------------
the authority of, and the business and affairs of the corporation managed under the direction of, the board of directors.

Section 2.2. Number, Tenure and Qualifications. The number of directors of the
-----------  ---------------------------------
corporation shall be determined from time to time by the shareholders and the number of directors, until later changed by the shareholders, shall be no less than one and no more than seven. Each director shall hold office until the next annual meeting of the shareholders and until that director's successor is elected and qualified. Directors need not be holders of voting stock of the corporation and they need not be residents of this state.

Section 2.3. Regular Meetings. A regular meeting of the board of directors shall
-----------  ----------------
be held immediately after and at the same place as the annual meeting of the shareholders. Such meeting shall occur without any notice to the directors other than the notice occurring in this bylaw. By resolution the board of directors may provide the time and place, either within or without this state, for the holding of any additional regular meetings without any notice other than such resolution.

Section 2.4. Special Meetings. Special meetings of the board of directors may be
-----------  ----------------
called by or at the request of the president, of the secretary, or of any director. The person or persons calling such special meeting of the board of directors may fix any place, either within or without this state, as the place for holding that special meeting.

Section 2.5. Notice. Written notice of the date, time, and place of a special
-----------  ------
meeting of the board of directors shall be given at least two days prior to the date set for such meeting. Such notice shall be given in one of the following manners: personally, by mail, by private carrier, by telephone, by fax, or by internet e-mail, or by such other manner as permitted by the Colorado Business Corporation Act. Such notice shall be given by the secretary or by the person or one of the persons authorized to call directors' meetings. If such written notice is mailed, correctly addressed to the director's address shown in the corporation's current records, the notice shall be deemed to have been given to the director at the time of mailing. If such written notice is sent by private


PAGE 5 - Bylaws of Internet Auditions, Inc.

carrier or if such written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice shall be deemed to have been given to the director on the date shown on the return receipt. Otherwise notice is effective when received by the director. Notice of any directors' meeting may be waived by any director before or after the date and time of the meeting. Such waiver must be in writing, must be signed by the director, and must be delivered to the corporation for inclusion in the minutes or filing with the corporate records. The attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.

Section 2.6. Quorum. A quorum of the board of directors consists of a majority
-----------  ------
of the number of directors specified in, or fixed in accordance with, these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

Section 2.7. Action by Directors Without a Meeting. Any action required or
-----------  -------------------------------------
permitted to be taken at a directors' meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all the directors. Any such action taken shall be effective when all consents have been delivered to the corporation, unless the consent specifies a later effective date.

Section 2.8. Telephone Meetings. Any director may participate in a meeting of
-----------  ------------------
the directors by means of communication by which all persons participating in the meeting can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 2.9. Removal. At a special meeting of the shareholders called for that
-----------  -------
purpose, the entire board of directors or any individual director may be removed from office by a vote of shareholders holding a majority of the outstanding shares entitled to vote in an election of directors.

Section 2.10. Vacancies. Any vacancy occurring on the board of directors for any
------------  ---------
reason, including an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though there is less than a quorum of the board of directors, or by the affirmative vote of the shareholders entitled to vote for that director. If the directors in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors in office. A director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.


PAGE 6 - Bylaws of Internet Auditions, Inc.

Section 2.11. Compensation. The board of directors may resolve to reimburse the
------------  ------------
directors for their expenses, if any, of attendance at each meeting of the board of directors, and may resolve to fix compensation for directors for their service to the corporation as directors.

Section 2.12. Presumption of Assent. A director of the corporation who is
------------  ---------------------
present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:
(i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (ii) such director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before the adjournment of the meeting or to the corporation within a reasonable time after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                   ARTICLE III

                                   COMMITTEES

Section 3.1. Appointment. The board of directors, by resolution adopted by a
-----------  -----------
majority of the full board, may designate one or more of its members to constitute an executive committee or any other committee. Each committee shall have one or more members, who serve at the pleasure of the board of directors. The designation of such a committee and the delegation to it of authority shall not operate to relieve the board of directors, or any member of it, of any responsibility imposed by law.

Section 3.2. Authority of Executive Committee. If the board of directors
-----------  --------------------------------
appoints an executive committee, the executive committee shall have and may exercise all of the authority of the board of directors when the board of directors is not in session except as set forth in Section 3.3 herein.

Section 3.3. Limits on Authority of Committees. No committee, including the
-----------  ---------------------------------
executive committee, may do any of the following:

A.   Authorize or approve distributions;

B. Approve or propose to shareholders action that are required by law to be approved by shareholders;

C.   Fill vacancies on the board of directors or on any of its committees;


PAGE 7 - Bylaws of Internet Auditions, Inc.

D.   Amend articles of incorporation;

E.   Adopt, amend, or repeal bylaws;

F.   Approve a plan of merger not requiring shareholder approval;

G. Authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the board of directors; or

H. Authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

Section 3.4. Tenure. Each member of a committee shall serve at the pleasure of
-----------  ------
the board of directors.

Section 3.5. Meetings and Notice. Regular meetings of a committee may be held
-----------  -------------------
without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member of it upon not fewer than two days' notice stating the place, date, and hour of the meeting. Notice of special meetings shall be given in the same manner as is notice of special director meetings and as specified in Section 2.5 hereof. Any member of a committee may waive notice of any meeting, and no notice of any meeting need be given to any member of it who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any regular or special meeting may be by means of conference telephone or other device permitted under Section 2.8 of these bylaws.

Section 3.6. Quorum. A majority of the members of committee shall constitute a
-----------  ------
quorum for the transaction of business at any meeting of that committee, and action of the committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

Section 3.7. Action Without a Meeting. Any action that may be taken by a
-----------  ------------------------
committee at a meeting may be taken without a meeting by one or more written consents, setting forth the action so taken, signed by all members of that committee.

Section 3.8. Resignation and Removal. Any member of a committee may be removed
-----------  -----------------------
at any time, with or without cause, by resolution adopted by a majority of the full board of directors. Any member of a committee may resign from the committee at any time by giving written notice to the president or secretary of the


PAGE 8 - Bylaws of Internet Auditions, Inc.

corporation, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.9. Vacancies. Any vacancy in a committee may be filled by a resolution
-----------  ---------
adopted by a majority of the full board of directors.

Section 3.10. Procedure. A committee shall elect a presiding officer from its
------------  ---------
members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. A committee shall keep regular minutes of its proceedings, and report the same to the board of directors for the board's information at the meeting thereof held next after the proceedings shall have occurred.


                                   ARTICLE IV

                                    OFFICERS

Section 4.1. Number. The board of directors shall appoint a president and a
-----------  ------
secretary. The board of directors, in their discretion, may also appoint a chair of the board, one or more vice presidents, a treasurer, and such other officers and assistant officers as they shall from time to time deem proper. Any two or more offices may be held by the same person. The board may choose not to fill any of the other officer positions for any period.

Section 4.2. Appointment and Term of Office. The officers of the corporation
-----------  ------------------------------
shall be appointed by the board of directors at the first meeting of the directors. If the appointment of officers shall not be held at such meeting, such appointment shall be held as soon thereafter as conveniently may be. Each officer shall hold office until a successor shall have been duly appointed and qualified or until the officer's death or until the officer resigns or is removed in the manner hereinafter provided.

Section 4.3. Removal. Any officer or agent appointed by the board of directors
-----------  -------
may be removed by the board of directors at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation,
-----------  ---------
removal, disqualification, or otherwise, may be filled by the board of directors.

Section 4.5. Chair of the Board. The chair of the board, if there be such an
-----------  ------------------
office, shall, if present, preside at all meetings of the board of directors,


PAGE 9 - Bylaws of Internet Auditions, Inc.

and exercise and perform such other powers and duties as may be from time to time assigned to the chair by the board of directors.

Section 4.6. President. The president shall be the principal executive officer
-----------  ---------
of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. When present, the president shall preside at all meetings of the shareholders in the absence of the chair of the board. The president may sign, with the secretary or any other proper officer of the corporation authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

Section 4.7. The Vice Presidents. In the absence of the president or in the
-----------  -------------------
event of the president's death, inability or refusal to act, the vice president (or in the event there shall be more than one vice president, the vice presidents in the order designated at the time of their appointment, or in the absence of any designation then in the order of their appointment) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to the vice president by the president or by the board of directors.

Section 4.8. The Secretary. The secretary shall: (a) prepare the minutes of the
-----------  -------------
shareholders' and board of directors' meetings and keep them in one or more books provided for that purpose; (b) authenticate such records of the corporation as shall from time to time be required; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (e) keep a register of the post office address of each shareholder; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the president or the board of directors.


PAGE 10 - Bylaws of Internet Auditions, Inc.

Section 4.9. The Treasurer. The treasurer shall: (a) have charge and custody of
-----------  -------------
and be responsible for all funds and securities of the corporation; receive and give receipts for money due and payable to the corporation from any source whatsoever, and deposit all such money in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the president or the board of directors.


                                    ARTICLE V

                                     OFFICES

The principal office and place of business of the corporation in the State of Colorado may be located at or changed to any location determined by the board of directors.

The corporation shall have such other offices as the board of directors may designate or the business of the corporation may require from time to time.


                                   ARTICLE VI

                       CONTRACTS, LOANS, CHECKS, DEPOSITS

Section 6.1. Contracts. The board of directors may authorize any officer or
-----------  ---------
officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

A director or officer of the corporation shall not be disqualified by his/her office from dealing or contracting with the corporation either as a vendor, purchaser, or otherwise. The fact that any director or officer, or any firm of which any director or officer of the corporation is a shareholder, officer or director, is in any way interested in any transaction of the corporation shall not make such transaction void or voidable, or require such director or officer of the corporation to account to the corporation for any profits therefrom, provided that (a) the material facts of such transaction and the director's interest are disclosed to or known by the board of directors or committee of the board of directors at the time that the board of directors or committee authorizes, ratifies, or approves the transaction; (b) the material facts of such transaction and the director's interest are disclosed to or known by the


PAGE 11 - Bylaws of Internet Auditions, Inc.

shareholders entitled to vote and they authorize, ratify, or approve the transaction; or (c) the transaction is fair to the corporation.

Section 6.2. Loans. No loans shall be made, or accepted, on behalf of the
-----------  -----
corporation, and no evidences of indebtedness shall be issued in the corporation's name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, Notes. All checks, drafts, or other orders for the
-----------  ---------------------
payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

Section 6.4. Deposits. All funds of the corporation not otherwise employed shall
-----------  --------
be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may select.


                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.1. Certificates for Shares. If the corporation issues certificates for
-----------  -----------------------
shares of the corporation, such certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary, or by a vice president and assistant secretary if so authorized by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

Section 7.2. Transfer of Shares. Transfer of shares of the corporation shall be
-----------  ------------------
made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representative who shall furnish proper evidence of authority to transfer, or by his/her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on


PAGE 12 - Bylaws of Internet Auditions, Inc.

surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.


                                  ARTICLE VIII

                                   FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.


                                   ARTICLE IX

                                  DISTRIBUTIONS

The board of directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.


                                    ARTICLE X

                                WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the articles of incorporation or of the Colorado Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XI

                     ACTIONS AGAINST OFFICERS AND DIRECTORS

The corporation shall indemnify to the fullest extent permitted by the Colorado Business Corporation Act any person who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit, or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, or other enterprise.



PAGE 13 - Bylaws of Internet Auditions, Inc.

                                   ARTICLE XII

                                   AMENDMENTS

Any of these bylaws may be amended, altered or repealed and new bylaws adopted by a majority vote of the shareholders or directors at any regular or special meeting.

As secretary of this corporation, the undersigned hereby certifies that the foregoing constitute the bylaws of this corporation as adopted and in full force and effect on this _____ day of ______________________, ___________.





----------------------------------
Secretary

























PAGE 14 - Bylaws of Internet Auditions, Inc.